Exhibit 23.1

                      Consent of Independent Auditors



The Board of Directors
US Airways, Inc.:


We consent to the use of our report dated February 22, 2001 except as to
Note 8, which is as of March 6, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change, effective January 1, 2000, in the Company's method of accounting for the sale of mileage credits in its frequent traveler program.


                                                    /s/ KPMG LLP


McLean, Virginia
May 21, 2001